                                                                     EXHIBIT 5.1


                        CONSENT OF INDEPENDENT AUDITORS



The Sponsors and Trustee of Corporate Income Fund,
Monthly Payment Series--503, Defined Asset Funds:



We consent to the use in Amendment No. 1 to Registration Statement No. 333-95873 of our report dated November 17, 2000, relating to the statement of condition of Corporate Income Fund, Monthly Payment Series--503, Defined Asset Funds and to the reference to us under the heading "How The Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
November 17, 2000